UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2009
VIDEO DISPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Drive
Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (770) 938-2080
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 22, 2009, Video Display Corporation (the “Company”) received a letter from The Nasdaq Stock Market stating that the Company is not in compliance with the requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended May 31, 2009.
Pursuant to Nasdaq’s Listing Rules, the Company has 60 days to submit a plan to Nasdaq to regain compliance. The Company will endeavor to become current in its reporting obligations within such 60-day period, and intends to submit a compliance plan to Nasdaq if it is unable do so. Following any such submission, Nasdaq may provide the Company with up to 180 days (until January 19, 2010), to regain compliance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009	VIDEO DISPLAY CORPORATION
	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer